Exhibit 10(b)(b)(b)

FIRST AMENDMENT TO THE

HEWLETT-PACKARD COMPANY EXCESS BENEFIT PLAN

The Hewlett-Packard Company Excess Benefit Plan, as amended and restated effective January 1, 2006, is hereby amended to correct a drafting error, and to eliminate the right of a participant to assign any portion of his or her benefit in connection with a domestic relations order, as follows:

1.  Effective January 1, 2006, a new sentence shall be added to the end of Section 5(d), as follows:

Following Termination, a Participant shall be permitted to make one additional deferral election; such election shall be honored only if received by HP or its designee more than 12 months before payment is otherwise scheduled to commence.

2.  Effective January 1, 2009, Section 10(i) shall be replaced in its entirety by the following:

Effective January 1, 2009, the Plan shall not accept, process, or qualify domestic relations orders, and no benefit accrued under the Plan shall be subject to transfer or assignment pursuant to any such order.

This First Amendment to the Hewlett-Packard Company Excess Benefit Plan is hereby adopted this 14th day of January, 2009.

HEWLETT-PACKARD COMPANY

By
Marcela Perez de Alonso
Executive Vice President
Human Resources